Exhibit 10.3

SECURITY AGREEMENT

December 19, 2007

MTS MEDICATION TECHNOLOGIES, INC.
2003 Gandy Boulevard North, Suite 800
St. Petersburg, Florida   33702
(“Debtor”)

WACHOVIA BANK, NATIONAL ASSOCIATION
225 Water Street
Jacksonville, Florida   32202
(“Bank”)

For value received and to secure payment and performance of the Promissory Note executed by Debtor (also referred to herein as “Borrower”) dated December 19, 2007, in the original principal amount of $14,000,000.00, payable to Bank, and any extensions, renewals, modifications or novations thereof (the “Note”), t his Security Agreement, the Loan Agreement dated as of the date hereof between Borrower and Bank (the “Loan Agreement”), the other Loan Documents, swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time) executed in connection with or related to the Loan Documents, future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, “Secured Obligations”), Debtor hereby grants to Bank a continuing security interest in and lien upon the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, “Collateral”):

All accounts, contract rights, leases, and any other rights of Debtor to payment for goods sold or leased or for services rendered; furniture; furnishings; fixtures; equipment; machinery; accessories; moveable trade fixtures; goods held for sale or being processed for sale in Debtor’s business, including all raw materials, supplies, and other materials used or consumed in Debtor’s business, goods in process, finished goods, and all other items customarily classified as inventory; building improvements and construction materials, supplies and equipment; chattel paper; instruments; documents; all funds on deposit with Bank and its replacements, substitutions, profits, products and cash and non-cash proceeds payable by reason of condemnation of or loss or damage thereto in any form and wherever located.

All accounts, together with all chattel paper and instruments, and all credit insurance, guaranties, letters of credit, and other security for any of the foregoing.

All instruments, documents, chattel paper, goods, moneys, securities, drafts, and other property of Debtor now in possession of and at any time and from time to time hereafter delivered to Bank, its agents or affiliates, whether for safekeeping, pledge, custody, transmission, collection, or otherwise, and all of the Debtor’s deposits, balances, sums, proceeds, and credits with, and any of its claims against Bank and affiliates of Bank, at any time existing, together with the increases and profits received therefrom and the proceeds thereof, including insurance payable because of loss or damage thereto.

All of Debtor’s demand deposit accounts, checking accounts, time savings accounts, certificates of deposit or other accounts of any nature maintained in or with Bank and affiliates of Bank.

All general intangibles (including, without limitation, all contract rights, tax refunds and tax refund claims, chooses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, claims under guaranties, security interests or other security held or granted to secure payment of contracts by account debtors, all rights to indemnification and all other intangible property of every kind and nature).

All inventory, including all raw materials and work in process to be processed into such inventory, and all accessions, attachments and other additions to, substitutes for, replacements for, improvements to and returns of such inventory, all accounts arising from the disposition of inventory.

All security deposits, escrow, other deposits and other security provided by lessees, subleases, or other obligor under any leases, subleases, occupancy agreements, or other contracts assigned to Bank.

All products and proceeds (including investment property and security entitlements) of any of the property described above in any form, and all proceeds of such products.

The securities referenced on Schedule “1” attached hereto and by this reference incorporated herein.

Notwithstanding the foregoing, Collateral shall not include any of the following (“Excluded Property”): (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement held by Debtor that prohibits or requires the consent of any person other than the Debtor as a condition to the creation by Debtor of a lien thereon, of which there are none at this time, but should any come into existence, Debtor shall notify Bank of the same in writing each quarter when it delivers its quarterly financial statement as required by the Loan Agreement entered into between Debtor and Bank dated as of even date herewith (the “Loan Agreement”), or any permit, lease, license contract or other agreement held by Debtor to the extent that applicable law prohibits the creation of a lien thereon, but only, in each case, to the extent and for so long as such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by applicable law, (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) Equipment owned by Debtor that is subject to a Permitted Lien, (v) motor vehicles, and (vi) leasehold interests in real property. “Excluded Equity” means (i) more than 65% of the total outstanding equity interests of any foreign subsidiary or (ii) any equity interests of any direct or indirect subsidiary of any foreign subsidiary

Debtor hereby represents and agrees that:

OWNERSHIP.   Debtor owns the Collateral. The Collateral is free and clear of all liens, security interests, and claims except Permitted Liens (as defined in the Loan Agreement) and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than Permitted Liens. Debtor will not borrow on margin or other credit secured by the Account or property in the Account from any party other than Bank. All securities and security entitlements pledged as Collateral are fully paid and non-assessable and if certificated, have been delivered to Bank with unrestricted endorsements. All income, dividends, earnings and profits with respect to the Collateral shall be reported for state and federal income tax purposes as attributable to the Debtor and not Bank, and Bank or any other person authorized to report income distributions, is authorized to issue IRS Forms 1099 indicating Debtor as the recipient of such income, earnings and profits.

NAME AND OFFICES; JURISDICTION OF ORGANIZATION.   The name and address of Debtor appearing at the beginning of this Security Agreement are Debtor’s exact legal name and the address of its chief executive office. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five years preceding the date hereof except as previously reported in writing to Bank, to-wit “Medical Technology Systems, Inc”. Debtor has not moved its chief executive office within the five years preceding the date hereof except as previously reported in writing to Bank (including 12920-M Automobile Blvd., Clearwater, FL 34622). Debtor is organized under the laws of the State of Delaware and has not changed the jurisdiction of its organization within the five years preceding the date hereof except as previously reported in writing to Bank.

TITLE/TAXES.   Except for Permitted Liens, Debtor has good and marketable title to the Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral (except as permitted herein). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, except for Permitted Liens, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Secured Obligations.

WAIVERS.   Debtor agrees not to assert against Bank as a defense (legal or equitable), as a set-off, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided personal property or services relating to any part of the Collateral or against any other party liable to Bank for all or any part of the Secured Obligations. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to any bond or security which might be required by applicable law prior to the exercise of any of Bank’s remedies against any Collateral. All rights of Bank and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Secured Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; or (iii) any exchange, insufficiency, unenforceability, enforcement, release, impairment or non-perfection of any collateral, or any release of or modifications to or insufficiency, unenforceability or enforcement of the obligations of any guarantor or other obligor. To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Secured Obligations.

NOTIFICATIONS; LOCATION OF COLLATERAL.   Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtor’s chief place of business; (ii) Debtor’s name; (iii) Debtor’s corporate/organizational structure; or (iv) the jurisdiction in which Debtor is organized. In addition, except for holders of Permitted Liens, Debtor shall promptly notify Bank of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location; provided, that Debtor may place and keep equipment at customer locations in the ordinary course of business provided that Debtor notifies Bank of such location simultaneously with Debtor’s delivery of its quarterly financial statement required by the Loan Agreement. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank’s liens.

COLLATERAL CONDITION AND LAWFUL USE.   Debtor represents that the Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating, normal wear and tear excepted. Debtor shall immediately notify Bank of any material loss or damage to Collateral. Debtor shall not permit any item of Collateral to become an accession to other property unless such property is also Collateral hereunder. Debtor represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

RISK OF LOSS AND INSURANCE.   Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force property insurance on the Collateral with a Lender’s Loss Payable Endorsement in favor of Bank and commercial general liability insurance naming Bank as Additional Insured and such other insurance as Bank may reasonably require from time to time (but excluding hurricane insurance). Such insurance is to be in form and amounts satisfactory to Bank and issued by reputable insurance carriers reasonably satisfactory to Bank with a Best Insurance Report Key Rating of at least “A-". All such policies shall provide to Bank a minimum of 30 days written notice of cancellation. Debtor shall furnish to Bank such policies, or other evidence of such policies reasonably satisfactory to Bank upon Bank’s request. If Debtor fails to obtain or maintain in force such insurance or fails to furnish such evidence upon Bank’s request, Bank is authorized, but not obligated, to purchase any or all insurance or “Single Interest Insurance” protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at Debtor’s expense. In such event, Debtor agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Secured Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Bank the proceeds of all property insurance covering the Collateral up to the amount of the Secured Obligations and directs any insurer to make payments directly to Bank; provided, however, unless a Default shall have occurred and be continuing or should the insurance proceeds be in excess of $500,000.00, Debtor shall be permitted to reinvest such insurance proceeds in the Debtor’s business. Debtor hereby appoints Bank its attorney-in-fact effective as of any period during which a Default shall have occurred and for so long as such Default shall continue, which appointment shall be irrevocable and coupled with an interest for so long as Secured Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. After the occurrence and during the continuance of a Default, Debtor agrees not to exercise any of the foregoing powers granted to Bank without Bank’s prior written consent.

FINANCING STATEMENTS, CERTIFICATES OF TITLE, POWER OF ATTORNEY.   No financing statement (other than any filed or approved by Bank) covering any Collateral is on file in any public filing office (other than with regard to holders of Permitted Liens or financing statements to be terminated in connection with the loan evidenced by the Note). Debtor authorizes the filing of one or more financing statements covering the Collateral in form satisfactory to Bank, and without Debtor’s signature where authorized by law, agrees to deliver certificates of title on which Bank’s lien has been indicated covering any Collateral subject to a certificate of title statute, and will pay all costs and expenses of filing or applying for the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable. Upon the occurrence and continuance of a Default, Debtor hereby constitutes and appoints Bank the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents, instruments or applications that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement, including, without limitation, endorsements desirable for transfer or delivery of any Collateral, registration of any Collateral under applicable laws, retitling any Collateral, receipt, endorsement and/or collection of all checks and other orders for payment of money payable to Debtor with respect to Collateral. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Secured Obligations have been paid in full. Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact except to the extent arising from the gross negligence or willful misconduct of such person. Debtor ratifies all acts of Bank as attorney-in-fact. Debtor agrees to take such other actions, at Debtor’s expense, as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein and to assure and preserve Bank’s intended priority position. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection by notation thereon or delivery thereof to Bank. Upon Bank’s request, Debtor will, at its own expense: (i) do all things determined by Bank to be desirable to register such Collateral or qualify for an exemption from registration, under the provisions of all applicable securities laws, and (ii) otherwise do or cause to be done all other acts and things as may be necessary to make the sale of the Collateral valid, binding and in compliance with applicable law.

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LANDLORD/MORTGAGEE WAIVERS.   Debtor shall use its best efforts to cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Bank by which such mortgagee or landlord subordinates its rights, if any, in the Collateral. Unless and until Debtor provides Bank with a Waiver and Subordination Agreement signed by the landlord of the premises with a street address of 21550 Drake Road, Strongsville, Ohio 44149 (the “Ohio Location”), Debtor shall not store inventory valued in excess of $500,000.00 at the Ohio Location.

STOCK, DIVIDENDS.   If, with respect to any securities pledged hereunder, a stock dividend is declared, any stock split made or right to subscribe is issued, all the certificates for the shares representing such stock dividend, stock split or right to subscribe will be immediately delivered, duly endorsed, to the Bank as additional Collateral, and if a Default shall have occurred and be continuing, any cash or non-cash proceeds and products thereof, including investment property and security entitlements will be immediately delivered to Bank. Debtor acknowledges that such grant includes all investment property and security entitlements, now existing or hereafter arising, relating to such securities. In addition, Debtor agrees to execute such notices and instructions to securities intermediaries as Bank may reasonably request.

NO TRADING OF COLLATERAL.   Until a Default occurs and for so long as such Default shall continue, Debtor shall have the right to vote the securities pledged hereunder and to collect and receive all cash dividends and interest distributed periodically in the ordinary course by the obligor or issuer of such Collateral or part thereof; provided, however, Debtor may not sell, transfer, exchange for other property or cash (“Trade”) or otherwise exercise rights with respect to such Collateral or receive any distributions or proceeds from Trades of such Collateral if such trade would result in a Default under the Note without the prior written consent of Bank. Any consent pursuant to this paragraph shall be in Bank’s sole discretion.

CONTROL.   Debtor will cooperate with Bank in obtaining control with respect to Collateral consisting of electronic chattel paper. Debtor authorizes and directs Third Party to comply with the terms of this Security Agreement, to enter into a Control Agreement, to mark its records to show the security interest of and/or the transfer to Bank of the property pledged hereunder and to mail monthly statements to the Bank, in addition to Debtor, to the address provided herein.

CHATTEL PAPER, ACCOUNTS, GENERAL INTANGIBLES.   Debtor warrants that Collateral consisting of chattel paper, accounts, or general intangibles is to Debtor’s actual knowledge (i) genuine and enforceable in accordance with its terms; (ii) not subject to any defense, set-off, claim or counterclaim of a material nature against Debtor except as to which Debtor has notified Bank in writing; and (iii) not subject to any other circumstances that would materially impair the validity, enforceability, value, or amount of such Collateral except as to which Debtor has notified Bank in writing. After the occurrence and during the continuance of a Default, Debtor shall not amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any provision therein, without prior written consent of Bank. Debtor will not create any tangible chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper. Debtor will not create any electronic chattel paper without taking all steps deemed necessary by Bank to confer control of the electronic chattel paper upon Bank in accordance with the UCC.

ACCOUNT INFORMATION.   From time to time, at Bank’s request, Debtor shall provide Bank with schedules describing all accounts, including customers’ addresses, created or acquired by Debtor and at Bank’s request shall execute and deliver written assignments of contracts and other documents evidencing such accounts to Bank. Together with each schedule, Debtor shall, if requested by Bank, furnish Bank with copies of Debtor’s sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Debtor warrants to Debtor’s actual knowledge the genuineness thereof.

ACCOUNT DEBTORS.   If a Default should occur, and for so long as such Default shall be continuing, Bank shall have the right to notify the account debtors obligated on any or all of the Collateral to make payment thereof directly to Bank and Bank may take control of all proceeds of any such Collateral, which rights Bank may exercise at any time during the continuance of such Default. The cost of such collection and enforcement, including attorneys’ fees and expenses actually incurred, shall be borne solely by Debtor whether the same is incurred by Bank or Debtor. If a Default should occur and for so long as such Default shall be continuing, Debtor will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal.

If a Default should occur, and for so long as such Default shall be continuing, no discount, credit, or allowance shall be granted by Debtor to any account debtor and no return of merchandise shall be accepted by Debtor without Bank’s consent. Bank may, after Default, and for so long as such Default shall be continuing, settle or adjust disputes and claims directly with account debtors for amounts and upon terms that Bank considers advisable, and in such cases Bank will credit the Secured Obligations with the net amounts received by Bank, after deducting all of the expenses actually incurred by Bank. Debtor agrees to indemnify and defend Bank and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral (except to the extent any such claim or proceeding arises from the gross negligence or willful misconduct of Bank).

GOVERNMENT CONTRACTS.   If any Collateral covered hereby arises from obligations due to Debtor from any governmental unit or organization, Debtor shall immediately notify Bank in writing and execute all documents and take all actions deemed necessary by Bank to ensure recognition by such governmental unit or organization of the rights of Bank in the Collateral.

INVENTORY.   Debtor shall have the right in the regular course of business, to process and sell Debtor’s inventory. If a Default should occur, and for so long as such Default shall be continuing, Debtor will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special bank account maintained with Bank over which Bank also has the power of withdrawal. Debtor agrees to notify Bank immediately in the event that any inventory purchased by or delivered to Debtor is evidenced by a bill of lading, dock warrant, dock receipt, warehouse receipt or other document of title and to deliver such document to Bank upon request.

INSTRUMENTS, CHATTEL PAPER, DOCUMENTS.   Any Collateral that is, or is evidenced by, instruments, chattel paper or negotiable documents will be properly assigned to and the originals of any such Collateral in tangible form deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, after the occurrence and during the continuance of a Default, without notice, before or after maturity of the Secured Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to such Collateral, but shall have no duty to do so.

COLLATERAL DUTIES.   Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein. Bank shall incur no liability for failure to perform such duties (other than to the extent caused by its willful misconduct or gross negligence). By way of explanation and not by way of limitation, such duties shall not include any of the following: (i) loss or depreciation of Collateral, (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral, (iii) failure to ascertain, notify Debtor of, or take any action in connection with any conversion, call, redemption, retirement or any other event relating to any of the Collateral, or failure to notify any party hereto that Collateral should be presented or surrendered for any such reason. Debtor acknowledges that Bank is not an investment advisor or insurer with respect to the Collateral; and Bank has no duty to advise Debtor of any actual or anticipated changes in the value of the Collateral.

TRANSFER OF COLLATERAL.   Bank may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Bank with respect to the property so transferred and delivered, and Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Bank shall retain all rights and powers hereby given.

INSPECTION, BOOKS AND RECORDS.   Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right at intervals to be determined by Bank and without hindrance or delay, to inspect, audit, and examine the Collateral during normal business hours and to make copies of and extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtor’s business or any other transaction between the parties hereto. Any such inspection, audits, and examinations shall be at the expense of the Secured Party unless there exists a Default which has not been cured, in which event such inspections, audits, and examinations shall be at the Debtor’s expense. For the further security of Bank, it is agreed that Bank has and is hereby granted a security interest in all books and records of Debtor pertaining to the Collateral.

COMPLIANCE WITH LAW.   Debtor will comply in all material respects with all federal, state and local laws and regulations, applicable to it, including without limitation, laws and regulations relating to the environment, labor or economic sanctions, in the creation, use, operation, manufacture and storage of the Collateral and the conduct of its business.

REGULATION U.   None of the proceeds of the credit secured hereby shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a “Purpose Credit” within the meaning of Regulation U.

CROSS COLLATERALIZATION LIMITATION. As to any other existing or future consumer purpose loan made by Bank to Debtor, within the meaning of the Federal Consumer Credit Protection Act, Bank expressly waives any security interest granted herein in Collateral that Debtor uses as a principal dwelling and household goods.

ATTORNEYS’ FEES AND OTHER COSTS OF COLLECTION.   Debtor shall pay all of Bank’s reasonable expenses actually incurred in enforcing this Security Agreement and in preserving and liquidating Collateral, including but not limited to, reasonable arbitration, paralegals’, attorneys’ and experts’ fees and expenses actually incurred, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT.   If any of the following occurs, a default (“Default”) under this Security Agreement shall exist: Loan Document Default. A default under any Loan Document which is not cured within any applicable cure period. Collateral Loss or Destruction. Any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss, but subject to Debtor’s reinvestment rights with regard to such proceeds as set forth herein. Collateral Sale, Lease or Encumbrance. Any sale, lease, or encumbrance of any Collateral not specifically permitted herein without prior written consent of Bank. Levy, Seizure or Attachment. The making of any levy, seizure, or attachment on or of Collateral which is not removed within 30 days. Unauthorized Termination. Any attempt to terminate, revoke, rescind, modify, or violate the terms of this Security Agreement without the prior written consent of Bank.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE).  If a Default occurs and for so long as such Default shall be continuing, Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code, and without limitation thereto, Bank shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor’s premises; (ii) to require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank; (iii) to exercise its or its affiliate’s right of set-off or Bank lien as to any monies of Debtor deposited in deposit accounts and investment accounts of any nature maintained by Debtor with Bank or affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Secured Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale Bank may be the purchaser) with or without having the Collateral physically present at said sale. In addition to the foregoing, after the occurrence and during the continuance of a Default, Bank shall be authorized to: transfer into Bank’s name or the name of its nominee, all or any part of the Collateral; receive all interest, dividends, and other proceeds of the Collateral; notify any person obligated on any Collateral of the security interest of Bank therein and require such person to make payment directly to Bank; demand, sue for, collect or receive the Collateral and any proceeds thereof, and/or make any settlement or compromise as Bank deems desirable with respect to any Collateral; and exercise any voting, conversion, registration, purchase or other rights of an owner, holder or entitlement holder of the Collateral. Debtor agrees that after the occurrence and during the continuance of a Default, Bank may exercise its rights under this Security Agreement without regard for the actual or potential tax consequences to Debtor under federal or state law and without regard to any instructions or directives given Bank by Debtor.

Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtor’s address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 10 days prior to such action, shall constitute reasonable notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor’s address as provided herein. Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to Secured Obligations in such order and manner as Bank may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale if permitted under applicable law. Debtor waives any and all requirements that the Bank sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

REMEDIES ARE CUMULATIVE.   No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

INDEMNIFICATION.   Debtor shall protect, indemnify and save harmless Bank from and against all losses, liabilities, obligations, claims, damages, penalties, fines, causes of action, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses (collectively, “Damages”) imposed upon, incurred by or asserted or assessed against Bank on account of or in connection with (i) the Loan Documents or any failure or alleged failure of Debtor to comply with any of the terms of, or the inaccuracy or breach of any representation in, the Loan Documents, (ii) the Collateral or any claim of loss or damage to the Collateral or any injury or claim of injury to, or death of, any person or property that may be occasioned by any cause whatsoever pertaining to the Collateral or the use, occupancy or operation thereof, (iii) any failure or alleged failure of Debtor to comply in any material respect with any law, rule or regulation applicable to it or to the Collateral or the use, occupancy or operation of the Collateral (including, without limitation, the failure to pay any taxes, fees or other charges in accordance with the terms of the Loan Documents), (iv) any Damages whatsoever by reason of any alleged action, obligation or undertaking of Bank relating in any way to or any matter contemplated by the Loan Documents, or (v) any claim for brokerage fees or such other commissions relating to the Collateral or the Secured Obligations. Nothing contained herein shall require Debtor to indemnify Bank for any Damages to the extent resulting from Bank’s gross negligence or its willful misconduct, and such indemnity shall be effective only to the extent of any Damages that may be sustained by Bank in excess of any net proceeds received by it from any insurance of Debtor (other than self-insurance) with respect to such Damages. The indemnity provided for herein shall survive payment of the Secured Obligations and shall extend to the officers, directors, employees and duly authorized agents of Bank. In the event Bank incurs any Damages arising out of or in any way relating to the transaction contemplated by the Loan Documents (including any of the matters referred to in this section), the amounts of such Damages shall be added to the Secured Obligations, shall bear interest, to the extent permitted by law, at the interest rate borne by the Secured Obligations from the date incurred until paid and shall be payable on demand.

MISCELLANEOUS.     (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) Assignment. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank’s prior written consent is null and void. Any assignment shall not release Debtor from the Secured Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and interpreted in accordance with federal law and, except as preempted by federal law, the laws of the state named in Bank’s address on the first page hereof without regard to that state’s conflict of laws principles, except to the extent that the UCC requires the application of the law of a different jurisdiction. If any terms of this Security Agreement conflict with the terms of any loan agreement, the terms of this Security Agreement shall control. (iv) Jurisdiction. Debtor irrevocably agrees to non-exclusive personal jurisdiction in the state named in the Bank’s address on the first page hereof. (v) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Wachovia Bank, National Association, Mail Code VA7628, P. O. Box 13327, Roanoke, VA 24040 or Wachovia Bank, National Association, Mail Code VA7628, 10 South Jefferson Street, Roanoke, VA 24011 or such other address as Bank may specify in writing from time to time. Notices to Bank must include the mail code. In the event that Debtor changes Debtor’s mailing address at any time prior to the date the Secured Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Binding Contract. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement. (ix) Final Agreement. This Security Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent agreements of the parties. There are no unwritten agreements between the parties.

DEFINITIONS.     Loan Documents. The term “Loan Documents” refers to all documents, including this Security Agreement, whether now or hereafter existing, executed in connection with or related to the Secured Obligations, and may include, without limitation and whether executed by Debtor or others, loan agreements, promissory notes, guaranty agreements, deposit or other similar agreements, other security agreements, letters of credit and applications for letters of credit, security instruments, financing statements, mortgage instruments, any renewals or modifications, whenever any of the foregoing are executed, but does not include swap agreements (as defined in 11 U.S.C. § 101, as in effect from time to time). Third Party. The term “Third Party” means any Broker, Collateral Agent, Securities Intermediary and/or bank which from time to time maintains a securities account, and is acting in such capacity, for Debtor or maintains a deposit account for Debtor with respect to any part of the Collateral. UCC. “UCC” means the Uniform Commercial Code as presently and hereafter enacted in the State of Delaware. Terms defined in the UCC. Any term used in this Security Agreement and in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Security Agreement or any other Loan Document has the meaning given to the term in the UCC.

IN WITNESS WHEREOF, the Debtor, on the day and year first written above, has caused this Security Agreement to be duly executed.

DEBTOR:

MTS MEDICATION TECHNOLOGIES, INC. A Delaware Corporation

By:	___________________________________
Michael P. Conroy, As its Chief Financial Officer

STATE OF  _________________ )
COUNTY OF ________________ )

        The foregoing instrument was acknowledged before me on _____________, 2007, by Michael P. Conroy, as the Chief Financial Officer of MTS MEDICATION TECHNOLOGIES, INC., a Delaware corporation on behalf of the corporation, ___ who is personally known to me, or ___ who has produced a driver’s license as identification.

Nortary Public

Print Name:	____________________________________
Commission No.:	____________________________________
My Commission expires:	____________________________________

BANK:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	___________________________________
Mark Dawson As a Senior Vice President

STATE OF FLORIDA       )
COUNTY OF PINELLAS  )

        The foregoing instrument was acknowledged before me on _____________, 2007, by Mark Dawson, as the Senior Vice President of WACHOVIA BANK NATIONAL ASSOCIATION, a national banking association, on behalf of the association ___ who is personally known to me, or ___ who has produced a driver’s license as identification.

Nortary Public

Print Name:	____________________________________
Commission No.:	____________________________________
My Commission expires:	____________________________________

SCHEDULE “1"

TO SECURITY AGREEMENT

LIST OF 100% OF THE NON-VOTING STOCK AND 65% OF THE VOTING STOCK OF THE FOLLOWING SUBSIDIARIES OF DEBTOR:

        100 SHARES OF COMMON STOCK, ISSUED BY MTS PACKAGING SYSTEMS, INC., CERTIFICATE NUMBER 1.

        100 SHARES OF COMMON STOCK, ISSUED BY MTS MEDICATION TECHNOLOGIES, INTERNATIONAL, LTD., CUSIP NUMBER 1.